                                                                    EXHIBIT 4.9

                             Class A-3 Confirmation
                                     to the
                              ISDA Master Agreement
                            dated as of May 15, 2001


Toyota Auto Receivables 2001-B Owner Trust
c/o First Union Trust Company, National Association
One Rodney Square
920 King Street, Suite 102
Wilmington, Delaware  19801


         Re: Transaction Ref. No. 2 between Toyota Motor Credit Corporation ("Party A") and Toyota Auto Receivables 2001-B Owner Trust ("Party B")

Ladies and Gentlemen:

         The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between you and us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

         The definitions and provisions contained in the 2000 ISDA Definitions, as supplemented by the Annex to the 2000 ISDA Definitions, each published by the International Swaps and Derivatives Association, Inc. (collectively, the "Definitions"), are incorporated in this Confirmation. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, dated as of May 15, 2001, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Expressions used herein and not defined herein or in the Definitions shall bear the meaning ascribed thereto in the Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:



Party A:                             Toyota Motor Credit Corporation

Party B:                             Toyota Auto Receivables 2001-B Owner Trust

Trade Date:                          May 15, 2001

Effective Date:                      May 15, 2001

Termination Date:                    The earlier of (i) the Class A-3 Final
                                     Scheduled Payment Date (as defined in the
                                     Indenture) or

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                                      (ii) the Payment Date (as defined in the Indenture) on which the principal balance of the Class A-3 Notes is reduced to zero, in either case subject to adjustment in accordance with the Following Business
                                      Day Convention.

Party A Floating Amounts:

      Party A Floating Rate
      Payer:                          Party A

      Party A Floating Rate
      Payer Notional Amount:          The Class A-3 Note Balance (as defined in
                                      the Indenture) on the first day of the
                                      applicable Calculation Period.

      Party A Floating Rate Payer
      Period End Dates:               The 15th day of each calendar month,
                                      commencing on June 15, 2001, up to and
                                      including the Termination Date, subject to
                                      adjustment in accordance with the
                                      Following Business Day Convention.

      Party A Floating Rate Payer
      Payment Dates:                  The Business Day immediately preceding
                                      each Period End Date, or if Party B has
                                      agreed, the 15th day of each calendar
                                      month, commencing on June 15, 2001, up
                                      to and including the Termination Date,
                                      subject to adjustment in accordance
                                      with the Following Business Day
                                      Convention.

      Party A Floating Rate Option:   USD-LIBOR-BBA.

      Designated Maturity:            One month.

      Spread:                         Plus 0.080%

      Party A Floating Rate
      Day Count Fraction:             Actual/360

      Reset Dates:                    The first day of each Calculation Period.

      Compounding:                    Inapplicable.

Party B Fixed Amounts:

      Party B Fixed Rate Payer:       Party B

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      Party B Fixed Rate Payer
      Notional Amount:                The Class A-3 Note Balance on the first
                                      day of the applicable Calculation Period.

      Party B Fixed Rate Payer
      Period End Dates:               The 15th day of each calendar month,
                                      commencing on June 15, 2001, with no
                                      adjustment.

      Party B Fixed Rate Payer
      Payment Dates:                  The 15th day of each calendar month,
                                      commencing on June 15, 2001, up to and
                                      including the Termination Date, subject
                                      to adjustment in accordance with the
                                      Following Business Day Convention.

      Party B Fixed Rate              5.018%

      Party B Fixed Rate
      Day Count Fraction:             30/360

      Fixed Rate Compounding:
                                      Not applicable.

Business Days:                        Any day other than a Saturday, a Sunday
                                      or a day on which banking institutions or
                                      trust companies in New York, New York,
                                      Minneapolis, Minnesota, Wilmington,
                                      Delaware or San Francisco, California are
                                      authorized or obligated by law, regulation
                                      or executive order to remain closed.

Calculation Agent:                    Party A


3.    Account Details

Payments to Party A:

      Account for Payments in USD:    Bank of America, Concord, California
                                      ABA No. 121-000-358
                                      A/C No. 12351-07564
                                      A/C Toyota Motor Credit Corporation

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Payments to Party B:

      Account for Payments in USD:    Wells Fargo Bank Minnesota, N.A.
                                      ABA:  091000019
                                      Acct: 0001038377
                                      Acct Name: Wells Fargo Corporate Trust


4.    Party A Documentation and Operations Officers

Documentation:                        Carolee Furukawa
                                      Phone:  310-468-6806
                                      Fax:  310-468-5715

Operations:                           Carolee Furukawa
                                      Phone:  310-468-6806
                                      Fax:  310-468-5715


5.       Relationship between Parties:

         Each party will be deemed to represent to the other party on the date on which it enters into the Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

         NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into the Agreement and as to whether the Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Agreement; it being understood that information and explanations related to the terms and conditions of the Agreement shall not be considered investment advice or a recommendation to enter into the Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Agreement.

         ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement. It is also capable of assuming, and assumes, the risks of the Agreement.

         STATUS OF PARTIES. The other party is not acting as a fiduciary for or as adviser to it in respect of the Agreement.

6.       Governing Law:  New York

      Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Class A-3 Confirmation enclosed for that purpose and returning it to us.

                                  TOYOTA MOTOR CREDIT CORPORATION



                                  By:  /s/ George E. Borst
                                     ------------------------------------------
                                  Name:   George E. Borst
                                  Title:  President and Chief Executive Officer



                                  Confirmed as of the date first written:

                                  TOYOTA AUTO RECEIVABLES 2001-B OWNER TRUST

                                  By:      FIRST UNION TRUST COMPANY, NATIONAL
                                           ASSOCIATION, not in its individual
                                           capacity but solely as Owner Trustee

                                  By: /s/ Sterling C. Correia
                                     ------------------------------------------
                                  Name: Sterling C. Correia
                                  Title: Vice President


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